UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO		80921
(Address of principal executive offices)		(Zip Code)

Delaware	0-17739	84-0962308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective August 31, 2011, Ramtron International Corporation (the “Company”) entered into Change in Control Severance Agreements with Mark Kent, the Company’s Chief Financial Officer and with Peter Zimmer, the Company’s Vice President Worldwide Sales, and entered into a Second Amended and Restated Change in Control Severance Agreement with Eric Balzer, the Company’s Chief Executive Officer (each referred to as the “Executive,” and their respective agreements referred to as the “Agreements”). A copy of each of the Agreements is included as an exhibit to this Current Report, and is incorporated herein by reference. The following discussion of terms of the Agreements is qualified in its entirety by reference to the Agreements.

The Agreements have a three-year term and provide for a severance payment and continued benefits if the Executive’s employment terminates under certain circumstances in connection with a “Change in Control” (as defined in the Agreements) of the Company. Under the terms of the Agreements, if the Executive terminates his employment for “Good Reason,” or the Company terminates the Executive’s employment other than for “Cause” (as defined in the Agreements) during the period commencing on the sixtieth (60th) calendar day prior to a Change in Control and ending on the first anniversary of the Change in Control, the Executive shall be entitled to receive, in lieu of any severance benefits to which the Executive may otherwise be entitled under any severance plan or program of the Company, the following, payable in equal monthly installments over the twelve (12) month period commencing on the sixty-first (61st) day after the Executive’s Termination and subject to conditions as provided in the Agreements:

1.	The Executive’s earned but unpaid base salary through the date of termination, together with all other amounts and benefits to which the Executive is entitled under any benefit plan of the Company earned but unpaid at the time of termination;

2.	Severance pay in an amount equal to the sum of:

a.	Executive’s annual base salary multiplied by one-and-one-half (for Mr. Kent and Mr. Zimmer) or by two (for Mr. Balzer); plus

b.	100% of the target bonus for Executive approved by the Board for the fiscal year during which the Change in Control occurs;

3.	For the period beginning on the date of termination and ending 18 months following the date of termination (or, if earlier, the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage and without a preexisting condition limitation or exclusion with respect to the Executive), the Company shall pay for and provide the Executive and his dependents with healthcare benefits that are substantially the same as the benefits provided to the Executive immediately prior to the date of termination;

4.	All restricted stock or other equity incentive awards held by Executive will become vested and all stock options will become exercisable.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Change in Control Severance Agreement for Mark Kent

99.2	Change in Control Severance Agreement for Peter Zimmer

99.3	Second Amended and Restated Change in Control Severance Agreement for Eric Balzer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

Dated: September 7, 2011	By:	/s/ Mark R. Kent
		Name:	Mark R. Kent
		Title:	Chief Financial Officer